[Symetra Financial Corporation Letterhead]

David S. Goldstein
Senior Vice President, General Counsel
     & Secretary
Symetra Financial Corporation
Suite 1200
777 108th Avenue NE
Bellevue, WA  98004

March 28, 2012

Board of Trustees
Symetra Mutual Funds Trust
Suite 1200
777 108th Avenue NE
Bellevue, WA  98004

Re:	Form N-1A Registration Statement for Symetra Mutual Funds Trust (File Nos. 333-178987&811-22653); Pre-Effective Amendment No. 1

Trustees:

I have acted as counsel to Symetra Mutual Funds Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, in connection with its registration of an indefinite number of shares of beneficial interest (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”), which Shares are to be issued in nineteen series with each series representing a fractional undivided interest in one of the Trust’s nineteen investment portfolios.  In this connection, I have reviewed pre-effective amendment number 1 to the registration statement to be filed by you with the Securities and Exchange Commission on Form N-1A (File No. 333-178987) (the “Registration Statement”).  I am also familiar with the actions taken by you at the board of trustees meeting on February 7, 2012 in connection with the authorization, issuance and sale of the Shares.

I have examined such Trust records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.  In my examination of such materials, I have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to me.  As to certain facts material to my opinion, I have relied upon statements of officers of the Trust and upon representations of the Trust made in the Registration Statement.

Based upon the foregoing, I am of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

I am licensed to practice only in the States of Massachusetts and Texas and in the District of Columbia.

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act.

Sincerely,

/s/ David S. Goldstein

David S. Goldstein